Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
the Appointment of Two New Directors

New York, NY, October 10, 2012......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, announced today that Joseph W. McDonnell and Alisa C. Norris have been appointed as independent directors to the Company’s Board of Directors, effective October 9, 2012. Mr. McDonnell and Ms. Norris will serve as members of the Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee.

The additions of Mr. McDonnell and Ms. Norris fill one vacancy on the Board due to the passing of Director Robert M. Gerrity in July 2012 and increase the size of the Board from nine to ten directors.

Mr. McDonnell, age 61, currently serves as the Dean of the College of Management and Human Services at the University of Southern Maine, which includes the Schools of Business, Education, Social Work and Public Service, and was instrumental in launching its first PhD program in Public Policy and Educational Leadership. Mr. McDonnell previously served as the Interim Dean of the College of Business at Stony Brook University and was the President and Chief Executive Officer of the New York International Commerce Group, Inc., which provides business services for companies doing business in China. Mr. McDonnell holds an Executive Program Certificate from Harvard Business School, a PhD in Communications from the University of Southern California, and an MA and BA from Stony Brook University.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Ms. Norris, age 42, currently serves as the Chief People Officer and was a founding member of Opera Solutions, LLC, the largest predictive analytics company in the world. Ms. Norris has been a key member of Opera Solutions in developing its governance structure and growth strategy. Ms. Norris previously was a founder and Senior Vice President of Zeborg, a venture-backed procurement software solutions company, and served as a strategy consultant for AT Kearney and Mitchell Madison Group. Ms. Norris holds an MBA from Harvard Business School and a BA from Trinity College, where she was Phi Beta Kappa.

Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are very pleased to welcome Joe and Alisa to the Board. Joe joins our Company with an impressive skill set developed over 30 years in academic and professional business settings, with expertise in doing business in China. Alisa brings to our Company more than 15 years of consulting experience with financial services, media and office technology firms, and information technology.

“We believe that their business backgrounds and leadership skills will be valuable assets to our organization, and we look forward to their contributions to our Company.”

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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